Exhibit 10.26(a)

Amended and Restated Revolving Line of Credit Note (Multi-Rate Options)

$68,000,000.00	February 9, 2022

FOR VALUE RECEIVED, MIDDLESEX WATER COMPANY, PINELANDS WASTEWATER COMPANY, PINELANDS WATER COMPANY, TIDEWATER UTILITIES, INC., UTILITY SERVICE AFFILIATES (PERTH AMBOY) INC., UTILITY SERVICE AFFILIATES INC., and WHITE MARSH ENVIRONMENTAL SYSTEMS, INC. (individually and collectively, the “Borrower”), with an address at 1500 Ronson Road, Iselin, NJ 08830-3049, jointly and severally, promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other location as the Bank may designate from time to time, the principal sum of SIXTY EIGHT MILLION AND 00/100 DOLLARS ($68,000,000.00) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Revolving Line of Credit Advances. This Note evidences a revolving line of credit. The Borrower may borrow, repay and reborrow hereunder and the Bank may advance and readvance under this Note from time to time (each an “advance” and together the “advances”) until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined below). The “Expiration Date” shall mean January 31, 2024, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

2. Interest Rate. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an “Option”):

(i)	Base Rate Option. A rate of interest per annum equal to the Base Rate (as defined below).

(ii)	BSBY Rate Option. A rate of interest per annum equal to the sum of (A) the BSBY Rate (as defined below) plus (B) ninety (90) basis points (0.90%), for the applicable BSBY Interest Period (as defined below).

The Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to three (3) different interest periods to apply simultaneously to different portions of the advances bearing interest under a Fixed Rate Option (as defined below).

3. Payments. The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for amounts under this Note bearing interest under the Base Rate Option, on the first day of each month during the term of this Note, (b) for amounts hereunder bearing interest under a Fixed Rate Option, on the last day of the respective interest period for such amounts, and (c) for all outstanding amounts, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full. All outstanding principal and accrued interest under this Note shall be due and payable in full on the Expiration Date.

4. Certain Definitions. If the following terms are used in this Note, such terms shall have the meanings set forth below:

“Base Rate” shall mean the highest of (A) the Prime Rate, (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%), and (C) the sum of the Daily BSBY Rate plus 100 basis points (1.00%), so long as the Daily BSBY Rate is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amounts under this Note to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Bloomberg” shall mean Bloomberg Index Services Limited (or a successor administrator).

“BSBY” shall mean the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source providing such quotations as may be designated by the Bank from time to time.

“BSBY Interest Period” shall mean, with respect to any amount to which the BSBY Rate Option applies, the period of one (1), two (2) or three (3) month(s) as selected by the Borrower, commencing on the date of disbursement of such amount (or the date of conversion of any amount to the BSBY Rate Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that:

(A)	if a BSBY Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the BSBY Interest Period shall end on the next preceding Business Day;

(B)	the Borrower may not select a BSBY Interest Period that would end on a day after the Expiration Date; and

(C)	any BSBY Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such BSBY Interest Period) shall end on the last Business Day of the last calendar month of such BSBY Interest Period.

“BSBY Rate” shall mean, with respect to any amount to which the BSBY Rate Option applies for any BSBY Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) the rate per annum equal to BSBY two (2) Business Days prior to the first day of such BSBY Interest Period and having a term comparable to such BSBY Interest Period, provided that if the rate is not published on such determination date, then the rate per annum for purposes of this clause (A) shall be BSBY on the first Business Day immediately prior thereto, by (B) a number equal to 1.00 minus the BSBY Reserve Percentage. If the BSBY Rate, determined as provided above, would be less than the Floor, then the BSBY Rate shall be deemed to be the Floor. The BSBY Rate shall be adjusted automatically without notice to the Borrower on and as of the effective date of any change in the BSBY Reserve Percentage.

“BSBY Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to BSBY funding.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on BSBY or any direct or indirect calculation or determination of BSBY, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Daily BSBY Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) the Published Rate for such day, by (B) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, however, if the Daily BSBY Rate determined as provided above would be less than the Floor, then such rate shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Rate without notice to the Borrower.

“Default Rate” shall mean the rate per annum equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time under this Note and (B) the Maximum Rate.

“Fixed Rate Option” shall mean each BSBY Rate Option.

“Floor” means a rate of interest per annum equal to ______ basis points (____%) or, if the preceding blanks are not completed, then zero.

“Maximum Rate” shall mean the maximum rate of interest allowed by applicable law.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the one-month Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source providing such quotations as may be designated by the Bank from time to time.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

5. Advance Procedures. The Borrower may request advances hereunder by giving oral or written notice to the Bank by 11:00 a.m. Pittsburgh, Pennsylvania time (a) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the BSBY Rate Option and (b) on the day of the proposed advance, in the case of advances to bear interest under any other Option, followed promptly thereafter by the Borrower’s written confirmation to the Bank of any oral notice. If permitted by the Bank, a request for advance may be made by telephone or electronic mail, or delivered in accordance with the Bank’s security procedures through any automated platform or electronic service provided by the Bank, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by any Borrower shall be binding upon Borrower, jointly and severally. The Borrower authorizes the Bank to accept telephonic, email, automated and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic, email, automated and electronic requests or by the making of such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

6. Interest Rate Election. Subject to the terms and conditions of this Note, at the end of each interest period applicable to any amounts hereunder, the Borrower may renew the Option applicable to such amounts or convert such amounts to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any amounts bearing interest under a Fixed Rate Option shall, at the Bank’s sole discretion, be converted at the end of the applicable interest period to the Base Rate Option, and any Fixed Rate Option will not be available to the Borrower with respect to any new advances (or with respect to the conversion or renewal of any other amounts) until such Event of Default has been cured by the Borrower or waived by the Bank. The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the portions hereunder to be allocated to each Option and where relevant the interest period therefor. In the case of converting to the BSBY Rate Option, such notice shall be given at least three (3) Business Days prior to the commencement of any BSBY Interest Period. If no interest period is specified in any such notice for an amount that is to bear interest under the BSBY Rate Option, the Borrower shall be deemed to have selected a BSBY Interest Period of one month’s duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any amount hereunder, the Borrower shall be deemed to have elected the Base Rate Option. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

7. Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (b) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

8. Benchmark Replacement Provisions. If the applicable rate is based on a Benchmark (as defined below) and the Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined below), or (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on such Benchmark, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, (a) the availability of any Option based on such Benchmark shall be suspended, and (b) the interest rate for all amounts then bearing interest under such Option shall be converted to the Base Rate Option either (i) on the last day of the then current applicable interest period(s) if the Bank may lawfully continue to maintain or fund loans based on such Benchmark to such day, or (ii) immediately if the Bank may not lawfully continue to maintain or fund loans based on such Benchmark.

Notwithstanding anything to the contrary herein or in any other Loan Document, if the Bank determines (which determination shall be final and conclusive) that a Benchmark Transition Event has occurred with respect to a Benchmark, the Bank may amend this Note to replace such Benchmark with a Benchmark Replacement (as defined below); and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to a Benchmark will continue to bear interest with reference to such Benchmark as long as such Benchmark is available, and otherwise such amounts automatically will bear interest at the Base Rate Option. In connection with the implementation and administration of a Benchmark Replacement, the Bank will have the right to make technical, administrative or operational changes from time to time that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice or as reasonably necessary as determined by the Bank (which determination shall be final and conclusive) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any further action or consent of the Borrower. The Bank will promptly notify the Borrower of any such technical, administrative or operational changes.

For purposes of this Section, the following terms have the meanings set forth below:

“Benchmark” means, at any time, any interest rate index (or tenor of an interest rate index) then used in the determination of an interest rate under the terms of this Note. Once a Benchmark Replacement becomes effective under this Note, it is a Benchmark. For example, BSBY is a Benchmark under this Note.

“Benchmark Replacement” means, for any Benchmark, the sum of (a) an alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by the Bank as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the official sector or any official sector-sponsored committee or working group, for U.S. dollar-denominated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.

“Benchmark Transition Event” shall mean a public statement or publication by or on behalf of the administrator of a Benchmark, the regulatory supervisor of such administrator, the Board of Governors of the Federal Reserve System, NYFRB, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that at the time of such statement or publication there is no successor administrator that will continue to provide such Benchmark or (b) such Benchmark is or will no longer be representative.

9. Other Payment Terms. If any payment under this Note is due on a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then the payment in a Non-Conforming Month shall be due on the last day of such Non-Conforming Month. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, except that if such day falls in the next succeeding calendar month and such payment includes interest based on BSBY, such payment shall be due on the next preceding day that is a Business Day. Interest shall be computed to, but excluding, the date payment is due. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

10. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of 5% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

11. Prepayment. The Borrower shall have the right to prepay any amounts outstanding hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to the paragraph entitled “Break Funding Indemnification” below.

12. Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

13. Break Funding Indemnification. The Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest under a Fixed Rate Option) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any amounts bearing interest under a Fixed Rate Option, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any amounts bearing interest under a Fixed Rate Option on a day other than the regularly scheduled due date therefor. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

14. Other Loan Documents. This Note is issued in connection with an Amended and Restated Loan Agreement between the Borrower and the Bank, dated April 29, 2015, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Bank and delivered by the Borrower or by any third party with reference to indebtedness of the Borrower, whether such documents were previously or are hereafter executed, and whether given expressly as security for payment of this Note or generally as security for any and all indebtedness of the Borrower to the Bank. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time. Collateral securing other obligations of the Borrower to the Bank may also secure this Note.

15. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within 10 days of the entry thereof; (viii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

16. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

17. Anti-Money Laundering/International Trade Law Compliance. The Borrower represents, warrants and covenants to the Bank, as of the date hereof, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person; (c) the funds used to repay the Facility are not derived from any unlawful activity; (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws; and (e) no Collateral is or will become Embargoed Property. The Borrower covenants and agrees that (a) it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; and (b) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Bank, upon request by the Bank, the Borrower shall provide substitute Collateral acceptable to the Bank that is not Embargoed Property.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Collateral” means any collateral securing any debt, liabilities or other obligations of any Obligor to the Bank; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Reportable Compliance Event” means (1) any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Bank to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (3) any Collateral becomes Embargoed Property; “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

18. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) (each, a “Claim”) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this paragraph shall survive the termination of this Note, payment of any amounts hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

19. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note). Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time or through an automated platform that the Bank provides to the Borrower. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. Notices will be effective upon receipt. For purposes hereof, “receipt” shall mean: (i) for notices sent by U.S. mail, the third business day after the date such notice was sent; (ii) for notices delivered by hand or sent by overnight courier service, the date delivered; (iii) for notices sent by facsimile or electronic communication, the date when sent; and (iv) for notices sent by any other method, the date received. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Except as otherwise set forth in this Note, no modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

20. Amendment and Restatement.  This Note amends and restates, and is in substitution for, that certain Amended and Restated Committed Line of Credit Note in the original principal amount of $68,000,000.00 payable to the order of the Bank and dated October 22, 2019 (the “Existing Note”).  However, without duplication, this Note shall in no way extinguish, cancel or satisfy Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note.  Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor’s obligations hereunder and under any other document relating hereto.

21. Governing Law and Venue. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located (the “State”). This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the state, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

22. Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

23. USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

24. Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

25. Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain such individual’s personal credit profile from one or more national credit bureaus. This authorization extends to obtaining a credit profile in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations. By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein. For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

26. Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

27. WAIVER OF JURY TRIAL. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

MIDDLESEX WATER COMPANY

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
Senior Vice President & Treasurer

PINELANDS WASTEWATER COMPANY

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
Vice President & Treasurer

SIGNATURES CONTINUE ON NEXT PAGE

PINELANDS WATER COMPANY

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
Vice President & Treasurer

TIDEWATER UTILITIES, INC.

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
President

UTILITY SERVICE AFFILIATES (PERTH AMBOY) INC.

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
Vice President & Treasurer

UTILITY SERVICE AFFILIATES INC.

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
Treasurer

WHITE MARSH ENVIRONMENTAL SYSTEMS, INC.

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
President